THIRD AMENDMENT TO DEPOSIT PROCESSING SERVICES
AGREEMENT

THIS THIRD AMENDMENT TO DEPOSIT PROCESSING SERVICES AGREEMENT
("Amendment'')
is entered into as of this 18th day of August, 2023 ("Effective Date") by and between Customers Bank ("Bank"), a Member of the Federal Reserve System with its principal place of business at 40 General Warren Blvd., Suite 200, Malvern, PA 19355 and BM Technologies, Inc. ("BMTX"), a Delaware corporation with its principal place of business at 201 King of Prussia Road, Suite 650, Radnor, PA 19087. BMTX and Bank are hereinafter referred to, collectively, as the "Parties," and individually each as a "Party."
RECITALS

WHEREAS, the Parties entered into the Second Amendment to the Agreement on March 22, 2023, that among other modifications, extended the Term through June 30, 2024,
WHEREAS, BMTX signed definitive agreements with a new FDIC insured sponsor bank to receive the transfer of the Higher Education (VIBE) Depositor Accounts subject to regulator approval which was set to occur on or before July 15, 2023, which has yet to receive regulatory approval,
WHEREAS, based on the foregoing developments, additional modifications to the Agreement are necessary and appropriate to more accurately reflect the relationship, roles, and responsibilities between Bank and BMTX relative to the Depositor Program subject to this Agreement,
NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows:
I. Section 7.1 of the Agreement is replaced in its entirety by the following new language: "Term. This Agreement shall be in full force and effect beginning on the Effective Date and shall continue in effect until the earlier of: i) The transfer of the Higher Education Program, clients, and Depositor Accounts to an FDIC insured Durbin-Exempt sponsor bank; or ii) April 15, 2025. This Agreement may be terminated prior to the end of the initial term, or any such renewal term as set forth in Section 7.2 ("Term").

2.    Other than the foregoing changes to the Agreement, the remainder of the Agreement shall remain in full force and effect as originally executed by the Parties.

IN WITNESS WHEREOF, the Parties have entered into this Amendment as of the Effective Date.

Customers Bank, Inc.		BMTX, Inc.

By:	/s/ Carla Leibold	By:	/s/ Rajinder Singh
	Carla Leibold		Rajinder Singh
Title:	Executive Vice President	Title:	Co-Chief Executive Officer
Date:	08/18/2023	Date:	8/18/2023